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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Post Effective Amendment No. 3 Registration Statement on Form S-1/A of our report dated January 21, 2000, except for Note 9 as to which the date is March 8, 2000 relating to the financial statements of Laser Link.Net, Inc. which appear in such Registration Statement. We also consent to the references to us under the heading "Expert" in such Registration Statement.

                                                   PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA
January 5, 2001